UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Allison Tomek as President and Member of the Company’s Board of Directors

On March 8, 2021, the Board of Directors (the “Board”) of C-Bond Systems, Inc., (the “Company”) promoted Allison Tomek, 45, previously the Vice President of Corporate Communications and Corporate Secretary, to the position of President and a member of the Company’s Board, effective immediately. In connection with her appointment, Ms. Tomek was awarded 2,000,000 restricted shares of common stock, par value $0.001, under the Company’s 2018 Long-Term Incentive Plan, the general terms of which are described in the Company’s Form S-8 filed on September 25, 2018, with the Securities and Exchange Commission. Ms. Tomek’s annual base salary increased to $180,000, effective immediately.

The other terms of Ms. Tomek’s compensation have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will furnish this information within four business days after such information is determined or becomes available.

Resignation of Vincent Pugliese

On March 8, 2021, Vince Pugliese, the Company’s former President, Chief Operating Officer, and member of the Board resigned. The Board expresses its gratitude to Mr. Pugliese for his years of service to the Company and wishes him the best in his future endeavours.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: March 12, 2021	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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